We need your vote. Please vote today.
Shareholder Meeting Adjourned to January 29, 2024

YOUR IMMEDIATE ATTENTION IS REQUESTED

PLEASE DON’T DISREGARD THIS LETTER AS IT IS EXTREMELY
IMPORTANT THAT WE HEAR BACK FROM YOU.

Dear Valued Shareholder:

The special meeting of shareholders of Madison Covered Call & Equity Income Fund has once again been adjourned. The meeting will reconvene on January 29, 2024, at 9:00 a.m. Central Time.
We are sending you this letter because we have not received your vote and have not met the required threshold to pass the proposal. It may not be evident, but there are thousands of individual investors like you who in aggregate account for the majority of the outstanding shares of the fund who still have not voted. We urge you to exercise your right to vote today!

YOUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

Please vote by one of these four options:
•Vote Online. Visit the website noted on the enclosed voting instruction form and follow the instructions.
•Vote by Phone. Call the toll-free number printed on the enclosed voting instruction form and follow the automated instructions. Available 7 days a week 24 hours a day.
•Vote by Mail. Mail your signed voting instruction form in the postage-paid envelope.
•Speak with a Proxy Specialist. Call 1-866-963-5820 with any questions. Specialists can assist with voting. Available Monday-Friday from 9:00 a.m. – 11:00 p.m. ET and Saturday from Noon – 6:00 p.m. ET.

Please vote now to eliminate additional mailings and phone calls.

Thank you for your prompt attention to this important matter.